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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT


      The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Century Business Services, Inc. dated May 14, 1998 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated:  May 14, 1998                       /s/ Michael G. DeGroote
                                       -----------------------------------------
                                               Michael G. DeGroote


Dated:  May 14, 1998                   Westbury (Bermuda) Ltd.


                                       By: /s/ Michael G. DeGroote
                                           -------------------------------------
                                               Michael G. DeGroote
                                               President


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